EXHIBIT 99.1

Las Vegas Sands Reports Third
Quarter 2012 Results

Market Share of Gross Gaming Revenue in Macao Reached 19.3% in the Quarter Compared to 14.3% last year, Reflecting Market Share Growth of 35%

Net Revenue Increased 12.5% to $2.71 Billion in the Third Quarter of 2012 Compared to the Third Quarter of 2011

Record Gaming Volumes in Macao Drove Adjusted Property EBITDA in Macao Up 25.7% to Record $487.9 Million

Board of Directors Increases Dividend by 40% to $0.35 per Quarter, or $1.40 per year, for 2013 and Declares $0.25 per Share Dividend for the Fourth Quarter of 2012

Consolidated Adjusted Property EBITDA of $876.9 Million Reflected Low Hold on Table Games Play in Singapore (Consolidated Hold-Adjusted Adjusted Property EBITDA was $950.7 Million)

Las Vegas, NV (November 1, 2012) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended September 30, 2012.

Third Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “Despite low hold on table games play at Marina Bay Sands in Singapore, our financial results reflect strong revenue growth and cash flow for the quarter.

“In Macao, we delivered record financial results, with outstanding growth and strong operating momentum reflected in every segment of our business.  We also made strong progress on the execution of our Cotai Strip development plan, as we successfully opened the second phase of Sands Cotai Central, the largest Integrated Resort development in the company’s history and a key component of our Cotai Strip master plan.  We expect the attractions and offerings of Sands Cotai Central, and in particular its vast inventory of hotel rooms and suites, to meaningfully benefit Macao and the Cotai Strip as it strengthens its position as one of the leading business and leisure destinations in the world.  Looking ahead, we remain confident that our soon to be interconnected Cotai Strip properties, The Venetian Macao, Four Seasons Macao and Plaza Casino, and Sands Cotai Central, with 28 million square feet of Integrated Resort capacity, will provide an outstanding platform for growth in Macao in the years ahead.

“The prudent management of our cash flow, including the ability to both invest in future growth and to increase the return of capital to our shareholders, remains a high priority for the company.  The board of directors of Las Vegas Sands is pleased to increase the quarterly dividend by 40% to $0.35 per common share, or $1.40 per common share per year, beginning in the first quarter of 2013. The company also declared its fourth consecutive quarterly dividend of $0.25 per common share to be paid on December 28, 2012 to shareholders of record as of December 20, 2012.”

Company-Wide Operating Results

Net revenue for the third quarter of 2012 was $2.71 billion, an increase of 12.5% compared to $2.41 billion in the third quarter of 2011. Consolidated adjusted property EBITDA in the third quarter of 2012 was $876.9 million, a decrease of 5.1% compared to $924.1 million in the year-ago quarter.  On a hold-adjusted basis, adjusted property EBITDA was $950.7 million.  Consolidated adjusted property EBITDA margin decreased to 32.4% in the third quarter of 2012, compared to 38.4% in the third quarter of 2011. The quarter’s adjusted property EBITDA and EBITDA margin were unfavorably impacted compared to the quarter one year ago due to lower hold (approximately $74 million adjusted property EBITDA impact) and increased provisions for accounts receivable (approximately $15 million in adjusted property EBITDA impact) in Singapore.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the third quarter of 2012 decreased 15.6% to $534.1 million, compared to $632.6 million in the third quarter of 2011. The decrease in operating income was principally due to the previously mentioned reasons as well as pre-opening expenses and higher depreciation and amortization related to the opening of Sands Cotai Central.

Adjusted net income (see Note 1) decreased to $382.2 million, or $0.46 per diluted share, compared to $444.8 million, or $0.55 per diluted share, in the third quarter of 2011. The decrease in adjusted net income was principally driven by the decrease in operating income described above.

On a GAAP basis, net income attributable to common stockholders in the third quarter of 2012 decreased 1.1% to $349.8 million, compared to $353.6 million in the third quarter of 2011, while diluted earnings per share in the third quarter of 2012 decreased 4.5% to $0.42, compared to $0.44 in the prior year quarter. The decrease in net income attributable to common stockholders reflected the decrease in operating income described above, partially offset by the benefit from the discontinuation of preferred stock dividends and the accretion of preferred stock resulting from the redemption of the company’s outstanding preferred stock in November 2011.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 36.7% to $1.64 billion in the third quarter of 2012, compared to $1.20 billion in the third quarter of 2011. Adjusted property EBITDA for Sands China Ltd. increased 24.3% to $485.6 million in the third quarter of 2012, compared to $390.6 million in the third quarter of 2011. Net income for Sands China Ltd. increased 17.4% to $326.7 million in the third quarter of 2012, compared to $278.3 million in the third quarter of 2011.

The Venetian Macao Third Quarter Operating Results

The Venetian Macao continued to enjoy strong visitation and financial performance. The property delivered a record adjusted property EBITDA of $299.0 million, an increase of 18.3% compared to $252.7 million in the third quarter of 2011. Operating results were positively impacted by higher than expected Rolling Chip win percentage of 3.32%, compared to 2.66% in the third quarter of 2011. Adjusted property EBITDA margin increased to 38.7% in the third quarter of 2012 from 36.7% in the year-ago quarter. Non-Rolling Chip drop was $1.14 billion for the quarter, an increase of 6.2% compared to the same quarter one year ago, while Non-Rolling Chip win percentage increased to 31.3%.  Rolling Chip volume during the quarter decreased 11.9% to $11.20 billion partially due to Paiza Club renovations, which resulted in 23 fewer active rolling tables on average during the quarter. Slot handle was $1.26 billion, an increase of 40.8% compared to the quarter one year ago. Mall revenues increased 17.5% during the quarter compared to the quarter last year.

The following table summarizes the key operating results for The Venetian Macao for the third quarter of 2012 compared to the third quarter of 2011:

	Three Months Ended
The Venetian Macao Operations	September 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$671.1	$586.9	$84.2	14.3%
Rooms	55.4	57.1	(1.7)	-3.0%
Food and Beverage	21.0	18.8	2.2	11.7%
Mall	36.9	31.4	5.5	17.5%
Convention, Retail and Other	19.0	21.7	(2.7)	-12.4%
Less - Promotional Allowances	(30.6)	(26.7)	(3.9)	-14.6%
Net Revenues	$772.8	$689.2	$83.6	12.1%

Adjusted Property EBITDA	$299.0	$252.7	$46.3	18.3%
EBITDA Margin %	38.7%	36.7%		2.0	pts

Operating Income	$261.3	$206.5	$54.8	26.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,199.4	$12,706.8	$(1,507.4)	-11.9%
Rolling Chip Win %(1)	3.32%	2.66%		0.66	pts

Non-Rolling Chip Drop	$1,140.9	$1,074.2	$66.7	6.2%
Non-Rolling Chip Win %(2)	31.3%	27.6%		3.7	pts

Slot Handle	$1,262.8	$897.1	$365.7	40.8%
Slot Hold %(3)	4.9%	6.4%		-1.5	pts

Hotel Statistics

Occupancy %	93.9%	94.1%		-0.2	pts
Average Daily Rate (ADR)	$227	$232	$(5)	-2.2%
Revenue per Available Room (RevPAR)	$213	$218	$(5)	-2.3%

(1)	This compares to our Macao Operations trailing 12 month Rolling Chip win percentage of 2.88% (calculated before discounts and commissions).
(2)	This compares to The Venetian Macao’s trailing 12 month Non-Rolling Chip win percentage of 30.2% (calculated before discounts).
(3)	This compares to The Venetian Macao’s trailing 12 month slot hold percentage of 5.4% (calculated before slot club cash incentives).

Four Seasons Hotel Macao and Plaza Casino Third Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $54.4 million in the third quarter of 2012, a decrease of 8.9% compared to the $59.7 million for the third quarter of 2011. The operating results were negatively impacted by lower than expected Rolling Chip win percentage of 2.58% for the current quarter.  Rolling Chip volume reached $8.96 billion for the quarter, an increase of 115.4% compared to the third quarter of 2011. Non-Rolling Chip drop was a record $110.8 million while Non-Rolling Chip win percentage was 32.6% and lower than the 38.9% in the prior year quarter.  Slot handle was $214.8 million during the quarter, an increase of 6.6% compared to the third quarter of 2011. The non-gaming offerings of the property continued to exhibit healthy growth, with increases in both occupancy and ADR driving a RevPAR increase of 22.4% in the quarter.  Mall revenue increased 10.0% to $23.1 million.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the third quarter of 2012 compared to the third quarter of 2011:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	September 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$194.7	$140.6	$54.1	38.5%
Rooms	10.0	8.3	1.7	20.5%
Food and Beverage	6.1	5.2	0.9	17.3%
Mall	23.1	21.0	2.1	10.0%
Convention, Retail and Other	0.7	0.6	0.1	16.7%
Less - Promotional Allowances	(10.1)	(6.6)	(3.5)	-53.0%
Net Revenues	$224.5	$169.1	$55.4	32.8%

Adjusted Property EBITDA	$54.4	$59.7	$(5.3)	-8.9%
EBITDA Margin %	24.2%	35.3%		-11.1	pts

Operating Income	$40.3	$45.1	$(4.8)	-10.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,962.5	$4,160.5	$4,802.0	115.4%
Rolling Chip Win %(1)	2.58%	2.90%		-0.32	pts

Non-Rolling Chip Drop	$110.8	$107.6	$3.2	3.0%
Non-Rolling Chip Win %(2)	32.6%	38.9%		-6.3	pts

Slot Handle	$214.8	$201.5	$13.3	6.6%
Slot Hold %(3)	4.4%	6.4%		-2.0	pts

Hotel Statistics

Occupancy %	83.1%	70.8%		12.3	pts
Average Daily Rate (ADR)	$349	$335	$14	4.2%
Revenue per Available Room (RevPAR)	$290	$237	$53	22.4%

(1)	This compares to our Macao Operations trailing 12 month Rolling Chip win percentage of 2.88% (calculated before discounts and commissions).
(2)	This compares to the Plaza Casino’s trailing 12 month Non-Rolling Chip win percentage of 40.4% (calculated before discounts).
(3)	This compares to the Plaza Casino’s trailing 12 month slot hold percentage of 5.1% (calculated before slot club cash incentives).

Sands Cotai Central Third Quarter Operating Results

The first phase of Sands Cotai Central opened on April 11, 2012 and the second phase of the property opened on September 20, 2012, adding additional mass gaming capacity, approximately 1,800 Sheraton-branded hotel rooms and additional retail amenities to the property for the last eleven days of the quarter.  Net revenues and adjusted property EBITDA for the third quarter of 2012 were $295.9 million and $53.7 million, respectively, resulting in an EBITDA margin of 18.1%. The quarter’s results were negatively impacted by lower than expected Rolling Chip win percentage of 2.28%.

Rolling Chip volume reflected meaningful growth and reached $9.06 billion while Non-Rolling Chip drop reached $542.0 million with Non-Rolling Chip win percentage of 20.7%. Slot handle, driven by robust electronic table games play, was $1.03 billion for the quarter.  Rolling Volume per table per day expanded to reach approximately $660,000 in the quarter, an increase of 13.8% compared to the second quarter of 2012.  Mass table, slot and ETG win per day climbed to $1.56 million, an increase of 15.0% compared to the second quarter of 2012.  Hotel occupancy reached 88.9% during the quarter with ADR of $149.

The following table summarizes our key operating results for Sands Cotai Central for the third quarter of 2012 and the 81 days of operations in the second quarter of 2012:

Sands Cotai Central	Quarter Ended	81 Days Ended
(Dollars in millions)	September 30, 2012(1)	June 30, 2012

Revenues:
Casino	$272.1	$249.5
Rooms	24.0	15.3
Food and Beverage	11.3	9.4
Mall	3.8	3.3
Convention, Retail and Other	2.4	1.7
Less - Promotional Allowances	(17.7)	(13.6)
Net Revenues	$295.9	$265.6

Adjusted Property EBITDA	$53.7	$51.8
EBITDA Margin %	18.1%	19.5%

Operating Loss	$(19.9)	$(17.9)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,055.2	$6,820.6
Rolling Chip Win %	2.28%	3.12%

Non-Rolling Chip Drop	$542.0	$389.4
Non-Rolling Chip Win %	20.7%	21.5%

Slot Handle	$1,032.4	$665.4
Slot Hold %	3.1%	4.0%

Hotel Statistics

Occupancy %	88.9%	75.1%
Average Daily Rate (ADR)	$149	$141
Revenue per Available Room (RevPAR)	$132	$106

(1)	On September 20, 2012, the second phase of Sands Cotai Central opened adding additional mass gaming capacity, approximately 1,800 Sheraton-branded hotel rooms and additional retail amenities.

Sands Macao Third Quarter Operating Results

Sands Macao’s adjusted property EBITDA was $80.9 million, an increase of 6.7% compared to last year, while adjusted property EBITDA margin increased 90 basis points to 25.6%.  Rolling Chip volume of $6.82 billion for the quarter, which was a decrease of 13.7% compared to the prior year’s quarter, reflected a 19.6% decrease in the number of Rolling Chip tables to an average of 115 tables for the quarter.  Non-Rolling Chip drop was $739.0 million during the quarter, an increase of 2.3%, despite 72 fewer Non-Rolling chip tables in operation during the quarter.  Slot handle increased 11.1% to $596.3 million.

The following table summarizes our key operating results for the Sands Macao for the third quarter of 2012 compared to the third quarter of 2011:

	Three Months Ended
Sands Macao Operations	September 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$307.7	$299.8	$7.9	2.6%
Rooms	6.0	6.2	(0.2)	-3.2%
Food and Beverage	8.9	10.5	(1.6)	-15.2%
Convention, Retail and Other	2.5	2.3	0.2	8.7%
Less - Promotional Allowances	(9.8)	(11.4)	1.6	-14.0%
Net Revenues	$315.3	$307.4	$7.9	2.6%

Adjusted Property EBITDA	$80.9	$75.8	$5.1	6.7%
EBITDA Margin %	25.6%	24.7%		0.9	pts

Operating Income	$72.4	$67.2	$5.2	7.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,818.6	$7,902.9	$(1,084.3)	-13.7%
Rolling Chip Win %(1)	2.96%	2.65%		0.31	pts

Non-Rolling Chip Drop	$739.0	$722.6	$16.4	2.3%
Non-Rolling Chip Win %(2)	20.8%	20.0%		0.8	pts

Slot Handle	$596.3	$536.5	$59.8	11.1%
Slot Hold %(3)	4.2%	5.3%		-1.1	pts

Hotel Statistics

Occupancy %	97.3%	92.9%		4.4	pts
Average Daily Rate (ADR)	$236	$251	$(15)	-6.0%
Revenue per Available Room (RevPAR)	$230	$233	$(3)	-1.3%

(1)	This compares to our Macao Operations trailing 12 month Rolling Chip win percentage of 2.88% (calculated before discounts and commissions).
(2)	This compares to the Sands Macao’s trailing 12 month Non-Rolling Chip win percentage of 20.8% (calculated before discounts).
(3)	This compares to the Sands Macao’s trailing 12 month slot hold percentage of 4.4% (calculated before slot club cash incentives).

Marina Bay Sands Third Quarter Operating Results

Marina Bay Sands in Singapore delivered adjusted property EBITDA of $260.8 million for the third quarter. On a hold-adjusted basis, adjusted property EBITDA was $365.6 million.  The operating results were unfavorably impacted by lower than expected Rolling Chip win percentage of 1.79% for the quarter, as well as an increase of approximately $15 million in the provision for accounts receivable during the quarter.

Non-Rolling Chip drop decreased 5.7% to $1.13 billion while Non-Rolling Chip win was flat at $271.9 million. Slot handle decreased 6.1% to $2.62 billion, with slot hold percentage of 5.2%. Total mass win per day during the quarter decreased 2.6% to $4.43 million, compared to $4.55 million in the third quarter of 2011. Rolling Chip volume was $11.79 billion for the quarter.

The high margin hotel room and mall segments of the property continued to reflect solid revenue growth of 12.4% and 7.6%, respectively.  Occupancy and ADR both expanded during the quarter, driving a RevPAR increase of 12.1% compared to the same quarter last year.

The following table summarizes our key operating results for Marina Bay Sands for the third quarter of 2012 compared to the third quarter of 2011:

	Three Months Ended
Marina Bay Sands Operations	September 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$470.8	$651.9	$(181.1)	-27.8%
Rooms	84.0	74.7	9.3	12.4%
Food and Beverage	46.1	49.2	(3.1)	-6.3%
Mall	39.7	36.9	2.8	7.6%
Convention, Retail and Other	26.1	32.4	(6.3)	-19.4%
Less - Promotional Allowances	(41.2)	(52.7)	11.5	21.8%
Net Revenues	$625.5	$792.4	$(166.9)	-21.1%

Adjusted Property EBITDA	$260.8	$413.9	$(153.1)	-37.0%
EBITDA Margin %	41.7%	52.2%		-10.5	pts

Operating Income	$166.5	$315.4	$(148.9)	-47.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,790.8	$16,720.2	$(4,929.4)	-29.5%
Rolling Chip Win %(1)	1.79%	2.69%		-0.90	pts

Non-Rolling Chip Drop	$1,131.3	$1,199.2	$(67.9)	-5.7%
Non-Rolling Chip Win %(2)	24.0%	22.6%		1.4	pts

Slot Handle	$2,620.8	$2,792.5	$(171.7)	-6.1%
Slot Hold %(3)	5.2%	5.3%		-0.1	pts

Hotel Statistics

Occupancy %	99.8%	98.1%		1.7	pts
Average Daily Rate (ADR)	$361	$327	$34	10.4%
Revenue per Available Room (RevPAR)	$360	$321	$39	12.1%

(1)	This compares to Marina Bay Sands’ trailing 12 month Rolling Chip win percentage of 2.79% (calculated before discounts and commissions).
(2)	This compares to Marina Bay Sands’ trailing 12 month Non-Rolling Chip win percentage of 23.1% (calculated before discounts).
(3)	This compares to Marina Bay Sands’ trailing 12 month slot hold percentage of 5.3% (calculated before slot club cash incentives).

Las Vegas Third Quarter Operating Results

The Venetian and The Palazzo delivered adjusted property EBITDA of $98.2 million for the third quarter of 2012, an increase of 4.1% compared to the $94.3 million generated in the third quarter of 2011. Adjusted property EBITDA margin was 26.9% for the quarter. The operating results were positively impacted by higher than expected table games win percentage of 28.1% for the quarter. Table games drop, which benefitted from strong growth in baccarat play, increased 8.5% to a third quarter record of $581.5 million.  Slot handle increased 1.7% to $498.4 million while slot hold percentage was 8.7%. Hotel ADR was flat compared to last year’s quarter, although RevPAR decreased 5.6% due to a lower occupancy percentage.

The following table summarizes our key operating results for our Las Vegas operations for the third quarter of 2012 compared to the third quarter of 2011:

	Three Months Ended
Las Vegas Operations	September 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$171.5	$124.3	$47.2	38.0%
Rooms	105.7	114.0	(8.3)	-7.3%
Food and Beverage	42.4	57.2	(14.8)	-25.9%
Convention, Retail and Other	68.0	72.7	(4.7)	-6.5%
Less - Promotional Allowances	(23.2)	(20.8)	(2.4)	11.5%
Net Revenues	$364.4	$347.4	$17.0	4.9%

Adjusted Property EBITDA	$98.2	$94.3	$3.9	4.1%
EBITDA Margin %	26.9%	27.1%		-0.2	pts

Operating Income	$74.0	$64.8	$9.2	14.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$581.5	$536.1	$45.4	8.5%
Table Games Win %(1)	28.1%	20.4%		7.7	pts

Slot Handle	$498.4	$490.2	$8.2	1.7%
Slot Hold %(2)	8.7%	8.7%		0.0	pts

Hotel Statistics

Occupancy %	87.3%	92.7%		-5.4	pts
Average Daily Rate (ADR)	$191	$191	$0	0.0%
Revenue per Available Room (RevPAR)	$167	$177	$(10)	-5.6%

(1)	This compares to our Las Vegas Operations’ trailing 12 month table games win percentage of 22.1% (calculated before discounts).
(2)	This compares to our Las Vegas Operations’ trailing 12 month slot hold percentage of 8.7% (calculated before slot club cash incentives).

Sands Bethlehem Third Quarter Operating Results

Net revenue for Sands Bethlehem in Pennsylvania was $122.0 million and adjusted property EBITDA reached a record $32.1 million for the third quarter of 2012. Table games drop was $234.9 million for the quarter, an increase of 24.4% compared to the quarter one year ago, while table games win percentage was 16.0%. Slot handle increased 2.7% to reach $1.02 billion for the quarter with slot hold percentage of 7.2%. The hotel, together with the addition of the retail mall and the events center, which debuted in May 2012, should contribute to future growth.

The following table summarizes our key operating results for Sands Bethlehem for the third quarter of 2012 compared to the third quarter of 2011:

	Three Months Ended
Sands Bethlehem Operations	September 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$113.1	$99.7	$13.4	13.4%
Rooms	2.7	2.1	0.6	28.6%
Food and Beverage	7.0	6.4	0.6	9.4%
Mall(1)	0.4	0.0	0.4	N/A
Convention, Retail and Other	4.9	4.1	0.8	19.5%
Less - Promotional Allowances	(6.1)	(5.6)	(0.5)	8.9%
Net Revenues	$122.0	$106.7	$15.3	14.3%

Adjusted Property EBITDA	$32.1	$25.2	$6.9	27.4%
EBITDA Margin %	26.3%	23.6%		2.7	pts

Operating Income	$24.3	$16.3	$8.0	49.1%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$234.9	$188.9	$46.0	24.4%
Table Games Win %(2)	16.0%	14.3%		1.7	pts

Slot Handle	$1,015.3	$988.4	$26.9	2.7%
Slot Hold %(3)	7.2%	7.1%		0.1	pts

Hotel Statistics

Occupancy %	69.6%	47.3%		22.3	pts
Average Daily Rate (ADR)	$142	$168	(26)	-15.5%
Revenue per Available Room (RevPAR)	$99	$79	20	25.3%

(1)	The first phase of the Retail Mall opened on November 1, 2011.
(2)	This compares to Sands Bethlehem’s trailing 12 month table games win percentage of 15.0% (calculated before discounts).
(3)	This compares to Sands Bethlehem’s trailing 12 month slot hold percentage of 7.2% (calculated before slot club cash incentives).

Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, the Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $102.8 million for the third quarter of 2012, an increase of 15.2% compared to the third quarter of 2011.  Operating profit derived from these retail mall assets increased 16.9% for the quarter to reach $86.5 million.

	For The Three Months Ended September 30, 2012					LTM September 30, 2012
(Dollars in millions except per square foot data)	Gross Revenue	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.2

The Grand Canal Shoppes at The Venetian Macao	$36.3	$30.6	84.3%	809,204	91.7%	$1,186

The Shoppes at Four Seasons
Luxury Retail	19.4	18.4	94.8%	89,576	100.0%	6,322
Other Stores	3.7	3.4	91.9%	99,512	83.4%	1,453
Total	23.1	21.8		189,088	91.2%	4,353

The Shoppes at Sands Cotai Central	3.7	2.7	73.0%	210,143	100.0%	-
Total Cotai Strip in Macao	63.1	55.1	87.3%	1,208,255	93.1%	1,781

The Shoppes at Marina Bay Sands	39.7	31.4	79.1%	631,024	96.2%	1,366

Total	$102.8	$86.5	84.1%	1,839,279	94.1%	$1,617

(1)	Tenant sales per square foot reflects sales from tenants only after the tenant has been open for a period of 12 months.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of our CotaiJet ferry operation, was negative $2.1 million during the quarter, compared to a profit of $2.5 million in the third quarter of 2011, which included a one-time benefit for a sales tax refund of approximately $7 million.

Pre-opening expenses, related primarily to Sands Cotai Central on the Cotai Strip in Macao, increased to $39.9 million in the third quarter of 2012, compared to $15.8 million in the third quarter of 2011.

Depreciation and amortization expense was $226.5 million in the third quarter of 2012, compared to $200.1 million in the third quarter of 2011.

Interest expense, net of amounts capitalized, was $62.3 million for the third quarter of 2012, compared to $70.8 million during the third quarter of 2011. The decrease was principally the result of a lower average borrowing cost, as well as lower debt balances outstanding during the quarter compared to the third quarter of 2011.  Capitalized interest was $9.9 million during the third quarter of 2012, compared to $34.9 million during the third quarter of 2011.  Our weighted average borrowing cost in the third quarter of 2012 was 2.9%.

Corporate expense was $54.6 million in the third quarter of 2012, compared to $54.0 million in the third quarter of 2011.

Other income, which was principally composed of foreign currency gains, was $2.4 million in the third quarter of 2012, compared to other expense of $6.6 million in the third quarter of 2011.

The company’s effective income tax rate for the third quarter of 2012 was 7.0%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the third quarter of 2012 of $95.2 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of September 30, 2012, were $3.75 billion.

As of September 30, 2012, total debt outstanding, including the current portion, was $9.50 billion. Total principal payments for the remainder of 2012 and the full year 2013 are approximately $8.7 million and $97.5 million, respectively.

Capital Expenditures

Capital expenditures during the third quarter totaled $327.3 million, including construction and development activities of $231.8 million in Macao, $79.8 million in Las Vegas, $10.9 million at Marina Bay Sands, and $4.8 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Thursday, November 1, 2012 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets, loss on modification or early retirement of debt, preferred stock dividends, accretion to redemption value of preferred stock issued to the Principal Stockholder’s family, and preferred stock inducement, repurchase and redemption premiums.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (Integrated Resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

THE VENETIAN® and THE PALAZZO®, Five-Diamond luxury resorts on the Las Vegas Strip, and SANDS® Bethlehem in Eastern Pennsylvania are the company's properties in the United States.

MARINA BAY SANDS® is the company's iconic Integrated Resort in Singapore's downtown Marina Bay district.

Through its majority-owned subsidiary Sands China Ltd., the company owns a portfolio of properties on Macao's COTAISTRIP®, including THE VENETIAN® Macao, Four Seasons Hotel Macao, and Sands Cotai Central, a 13.7 million square foot 6,400-room Integrated Resort. The company also owns the SANDS® Macao on the Macao Peninsula.

Las Vegas Sands is committed to global sustainability through its SANDS Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Third Quarter 2012 Results
Non-GAAP Reconciliations

Within the company’s third quarter 2012 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-adjusted adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, impairment loss, pre-opening expense, development expense, royalty fees, stock-based compensation, and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues:
Casino	$2,201,030	$1,903,142	$6,534,947	$5,429,903
Rooms	287,849	262,352	830,887	734,022
Food and beverage	142,685	147,223	455,884	438,632
Mall	103,232	89,212	268,390	218,956
Convention, retail and other	117,129	134,629	363,680	370,182
	2,851,925	2,536,558	8,453,788	7,191,695
Less - promotional allowances	(142,443)	(127,183)	(399,658)	(325,305)
	2,709,482	2,409,375	8,054,130	6,866,390
Operating expenses:
Resort operations	1,839,991	1,492,506	5,288,946	4,317,348
Corporate	54,617	54,031	162,164	133,983
Pre-opening	39,872	15,823	134,803	43,472
Development	4,201	3,308	12,196	6,301
Depreciation and amortization	226,538	200,071	641,725	596,469
Amortization of leasehold interests in land	10,014	10,143	30,016	33,333
Impairment loss	-	-	143,674	-
Loss on disposal of assets	154	937	1,229	8,879
	2,175,387	1,776,819	6,414,753	5,139,785
Operating income	534,095	632,556	1,639,377	1,726,605
Other income (expense):
Interest income	4,176	2,369	16,716	8,444
Interest expense, net of amounts capitalized	(62,292)	(70,761)	(191,497)	(214,938)
Other income (expense)	2,352	(6,617)	715	(9,384)
Loss on modification or early retirement of debt	-	-	(19,234)	-
Income before income taxes	478,331	557,547	1,446,077	1,510,727
Income tax expense	(33,351)	(52,375)	(135,607)	(151,960)
Net income	444,980	505,172	1,310,470	1,358,767
Net income attributable to noncontrolling interests	(95,198)	(80,293)	(221,159)	(233,928)
Net income attributable to Las Vegas Sands Corp.	349,782	424,879	1,089,311	1,124,839
Preferred stock dividends	-	(19,140)	-	(57,957)
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	(23,136)	-	(69,408)
Preferred stock inducement and repurchase premiums	-	(28,972)	-	(48,080)
Net income attributable to common stockholders	$349,782	$353,631	$1,089,311	$949,394

Earnings per share:
Basic	$0.43	$0.48	$1.36	$1.31
Diluted	$0.42	$0.44	$1.32	$1.17

Weighted average shares outstanding:
Basic	821,482,154	729,773,246	801,084,165	727,309,255
Diluted	825,606,248	812,543,534	823,361,035	811,550,683

Dividends declared per common share	$0.25	$-	$0.75	$-

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended September 30, 2012

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$261,294	$34,973	$1,652	$(300)	$60	$-	$1,322	$-	$299,001
Sands Macao	72,425	7,752	354	(15)	-	-	353	-	80,869
Four Seasons Hotel Macao and Plaza Casino	40,284	12,448	706	172	731	-	45	-	54,386
Sands Cotai Central	(19,873)	32,085	2,152	62	38,858	-	370	-	53,654
Macao Property Operations	354,130	87,258	4,864	(81)	39,649	-	2,090	-	487,910
Marina Bay Sands	166,452	65,601	4,528	185	-	21,810	2,212	-	260,788
United States:
Las Vegas Operating Properties	74,011	54,795	-	(64)	-	(33,464)	2,928	-	98,206
Sands Bethlehem	24,329	7,593	-	1	64	-	131	-	32,118
United States Property Operations	98,340	62,388	-	(63)	64	(33,464)	3,059	-	130,324
Other Asia (2)	(16,800)	3,706	-	9	43	10,872	46	-	(2,124)
Other Development	(5,196)	153	622	104	4,317	-	-	-	-
Corporate	(62,831)	7,432	-	-	-	782	-	54,617	-
	$534,095	$226,538	$10,014	$154	$44,073	$-	$7,407	$54,617	$876,898

Three Months Ended September 30, 2011

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$206,513	$40,078	$1,646	$68	$2,958	$-	$1,457	$-	$252,720
Sands Macao	67,218	7,696	352	156	-	-	399	-	75,821
Four Seasons Hotel Macao and Plaza Casino	45,120	12,684	704	1	1,138	-	72	-	59,719
Macao Property Operations	318,851	60,458	2,702	225	4,096	-	1,928	-	388,260
Marina Bay Sands	315,435	65,776	4,678	(5)	672	25,621	1,716	-	413,893
United States:
Las Vegas Operating Properties	64,781	56,885	-	-	-	(30,365)	3,010	-	94,311
Sands Bethlehem	16,302	8,349	-	-	119	-	400	-	25,170
United States Property Operations	81,083	65,234	-	-	119	(30,365)	3,410	-	119,481
Other Asia (2)	(6,659)	3,775	-	-	173	5,000	226	-	2,515
Other Development	(17,725)	174	2,763	717	14,071	-	-	-	-
Corporate	(58,429)	4,654	-	-	-	(256)	-	54,031	-
	$632,556	$200,071	$10,143	$937	$19,131	$-	$7,280	$54,031	$924,149

Nine Months Ended September 30, 2012

			Amortization	Impairment	Pre-Opening
		Depreciation	of Leasehold	and (Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$649,780	$108,085	$4,954	$42,649	$113	$-	$4,594	$-	$810,175
Sands Macao	234,259	22,779	1,060	(184)	-	-	1,215	-	259,129
Four Seasons Hotel Macao and Plaza Casino	155,679	37,352	2,116	209	2,953	-	183	-	198,492
Sands Cotai Central	(37,749)	57,643	4,304	62	80,629	-	603	-	105,492
Macao Property Operations	1,001,969	225,859	12,434	42,736	83,695	-	6,595	-	1,373,288
Marina Bay Sands	774,941	196,668	13,570	184	-	72,600	5,749	-	1,063,712
United States:
Las Vegas Operating Properties	199,997	167,511	-	503	-	(99,020)	9,371	-	278,362
Sands Bethlehem	59,869	25,332	-	414	305	-	617	-	86,537
United States Property Operations	259,866	192,843	-	917	305	(99,020)	9,988	-	364,899
Other Asia (2)	(51,816)	11,089	-	33	165	26,146	582	-	(13,801)
Other Development	(168,455)	575	4,012	101,034	62,834	-	-	-	-
Corporate	(177,128)	14,691	-	(1)	-	274	-	162,164	-
	$1,639,377	$641,725	$30,016	$144,903	$146,999	$-	$22,914	$162,164	$2,788,098

Nine Months Ended September 30, 2011

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$601,814	$125,489	$4,943	$(652)	$3,173	$-	$4,719	$-	$739,486
Sands Macao	238,113	23,245	1,057	278	-	-	1,349	-	264,042
Four Seasons Hotel Macao and Plaza Casino	110,402	39,188	2,111	123	2,769	-	293	-	154,886
Macao Property Operations	950,329	187,922	8,111	(251)	5,942	-	6,361	-	1,158,414
Marina Bay Sands	827,454	183,760	16,926	738	3,516	66,896	4,433	-	1,103,723
United States:
Las Vegas Operating Properties	149,910	176,002	-	(1,778)	-	(81,227)	9,478	-	252,385
Sands Bethlehem	42,928	23,202	-	-	758	-	1,430	-	68,318
United States Property Operations	192,838	199,204	-	(1,778)	758	(81,227)	10,908	-	320,703
Other Asia (2)	(39,208)	11,745	-	2	365	15,000	775	-	(11,321)
Other Development	(50,517)	523	8,296	2,506	39,192	-	-	-	-
Corporate	(154,291)	13,315	-	7,662	-	(669)	-	133,983	-
	$1,726,605	$596,469	$33,333	$8,879	$49,773	$-	$22,477	$133,983	$2,571,519

(1)
During the three months ended September 30, 2012 and 2011, the Company recorded stock-based compensation expense of $17.4 million and $13.9 million, respectively, of which $9.8 million and $6.5 million, respectively, is included in corporate expense and $0.2 million and $0.1 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.  During the nine months ended September 30, 2012 and 2011, the Company recorded stock-based compensation expense of $50.3 million and $47.2 million, respectively, of which $26.7 million and $24.4 million, respectively, is included in corporate expense and $0.7 million and $0.3 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Adjusted Adjusted Property EBITDA:

Three Months Ended September 30, 2012

		(1)	(2)	Hold-Adjusted
	Adjusted	Hold-Adjusted	Hold-Adjusted	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$487,910	$-	$-	$487,910
Marina Bay Sands	260,788	118,070	(13,236)	365,622
United States:
Las Vegas Operating Properties	98,206	(31,459)	2,359	69,106
Sands Bethlehem	32,118	(2,288)	343	30,173
United States Property Operations	130,324	(33,747)	2,702	99,279
Other Asia	(2,124)	-	-	(2,124)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$876,898	$84,323	$(10,534)	$950,687

Three Months Ended September 30, 2011

		(1)	(2)	Hold-Adjusted
	Adjusted	Hold-Adjusted	Hold-Adjusted	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$388,260	$42,887	$(16,726)	$414,421
Marina Bay Sands	413,893	20,643	(2,314)	432,222
United States:
Las Vegas Operating Properties	94,311	(9,921)	744	85,134
Sands Bethlehem	25,170	379	(66)	25,483
United States Property Operations	119,481	(9,542)	678	110,617
Other Asia	2,515	-	-	2,515
Other Development	-	-	-	-
Corporate	-	-	-	-
	$924,149	$53,988	$(18,362)	$959,775

(1)
For Macao and Singapore this represents the estimated incremental casino revenue related to Rolling Volume play that would have been earned or lost had the Company's current period win percentage equaled the win percentage for the trailing twelve months.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties and Sands Bethlehem this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled the win percentage for the trailing twelve months.

(2)	Represents the estimated incremental gaming taxes that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to Las Vegas Sands Corp.	$349,782	$424,879	$1,089,311	$1,124,839
Add (deduct):
Net income attributable to noncontrolling interests	95,198	80,293	221,159	233,928
Income tax expense	33,351	52,375	135,607	151,960
Loss on modification or early retirement of debt	-	-	19,234	-
Other (income) expense	(2,352)	6,617	(715)	9,384
Interest expense, net of amounts capitalized	62,292	70,761	191,497	214,938
Interest income	(4,176)	(2,369)	(16,716)	(8,444)
Loss on disposal of assets	154	937	1,229	8,879
Impairment loss	-	-	143,674	-
Amortization of leasehold interests in land	10,014	10,143	30,016	33,333
Depreciation and amortization	226,538	200,071	641,725	596,469
Development expense	4,201	3,308	12,196	6,301
Pre-opening expense	39,872	15,823	134,803	43,472
Stock-based compensation (1)	7,407	7,280	22,914	22,477
Corporate expense	54,617	54,031	162,164	133,983
Adjusted Property EBITDA	$876,898	$924,149	$2,788,098	$2,571,519

Hold-adjusted casino revenue (2)	84,323	53,988
Hold-adjusted casino expense (2)	(10,534)	(18,362)
Hold-Adjusted Adjusted Property EBITDA	$950,687	$959,775

(1)	See Exhibit 2
(2)	See Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

The Venetian Macao	$772,769	$689,243	$2,194,975	$2,062,917
Sands Macao	315,280	307,420	935,966	961,173
Four Seasons Hotel Macao and Plaza Casino	224,478	169,050	790,219	461,914
Sands Cotai Central	295,855	-	561,456	-
Marina Bay Sands	625,548	792,427	2,168,979	2,114,921
Las Vegas Operating Properties	364,426	347,446	1,076,342	985,043
Sands Bethlehem	121,966	106,720	352,624	294,870
Other Asia	37,289	43,190	110,792	109,413
Intersegment Eliminations	(48,129)	(46,121)	(137,223)	(123,861)
	$2,709,482	$2,409,375	$8,054,130	$6,866,390

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
The Venetian Macao	38.7%	36.7%	36.9%	35.8%
Sands Macao	25.6%	24.7%	27.7%	27.5%
Four Seasons Hotel Macao and Plaza Casino	24.2%	35.3%	25.1%	33.5%
Sands Cotai Central	18.1%	N/A	18.8%	N/A
Marina Bay Sands	41.7%	52.2%	49.0%	52.2%
Las Vegas Operating Properties	26.9%	27.1%	25.9%	25.6%
Sands Bethlehem	26.3%	23.6%	24.5%	23.2%
Other Asia	-5.7%	5.8%	-12.5%	-10.3%

Total	32.4%	38.4%	34.6%	37.5%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income attributable to common stockholders	$349,782	$353,631	$1,089,311	$949,394

Pre-opening expense, net	28,057	15,709	94,867	42,874
Development expense, net	4,201	3,308	12,196	6,301
Impairment loss, net	-	-	101,009	-
Loss on disposal of assets, net	144	937	1,190	8,879
Loss on modification or early retirement of debt, net	-	-	18,714	-
Preferred stock dividends	-	19,140	-	57,957
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	23,136	-	69,408
Preferred stock inducement and repurchase premiums	-	28,972	-	48,080
Adjusted net income	$382,184	$444,833	$1,317,287	$1,182,893

Per diluted share of common stock:
Net income attributable to common stockholders	$0.42	$0.44	$1.32	$1.17

Pre-opening expense, net	0.03	0.02	0.12	0.05
Development expense, net	0.01	-	0.01	0.01
Impairment loss, net	-	-	0.13	-
Loss on disposal of assets, net	-	-	-	0.01
Loss on modification or early retirement of debt, net	-	-	0.02	-
Preferred stock dividends	-	0.02	-	0.07
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	0.03	-	0.09
Preferred stock inducement and repurchase premiums	-	0.04	-	0.06
Adjusted earnings per diluted share	$0.46	$0.55	$1.60	$1.46

Weighted average diluted shares outstanding	825,606,248	812,543,534	823,361,035	811,550,683

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Room Statistics:
The Venetian Macao:
Occupancy %	93.9%	94.1%	91.4%	90.1%
Average daily room rate (ADR) (1)	$227	$232	$233	$227
Revenue per available room (RevPAR) (2)	$213	$218	$213	$205

Sands Macao:
Occupancy %	97.3%	92.9%	94.8%	88.6%
Average daily room rate (ADR) (1)	$236	$251	$243	$248
Revenue per available room (RevPAR) (2)	$230	$233	$231	$220

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	83.1%	70.8%	79.6%	67.8%
Average daily room rate (ADR) (1)	$349	$335	$355	$333
Revenue per available room (RevPAR) (2)	$290	$237	$282	$225

Sands Cotai Central:
Occupancy %	88.9%	N/A	82.8%	N/A
Average daily room rate (ADR) (1)	$149	N/A	$146	N/A
Revenue per available room (RevPAR) (2)	$132	N/A	$121	N/A

Marina Bay Sands:
Occupancy %	99.8%	98.1%	99.1%	91.8%
Average daily room rate (ADR) (1)	$361	$327	$351	$303
Revenue per available room (RevPAR) (2)	$360	$321	$348	$278

Las Vegas Operating Properties:
Occupancy %	87.3%	92.7%	85.6%	88.5%
Average daily room rate (ADR) (1)	$191	$191	$203	$201
Revenue per available room (RevPAR) (2)	$167	$177	$174	$178

Sands Bethlehem:
Occupancy %	69.6%	47.3%	60.7%	47.7%
Average daily room rate (ADR) (1)	$142	$168	$141	$168
Revenue per available room (RevPAR) (2)	$99	$79	$86	$80

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$15,697	$11,705	$14,632	$12,086
Slot machine win per unit per day (4)	$312	$303	$314	$287
Average number of table games	504	589	520	596
Average number of slot machines	2,155	2,057	2,219	2,120

Sands Macao:
Table games win per unit per day (3)	$12,337	$9,303	$10,808	$9,683
Slot machine win per unit per day (4)	$224	$280	$251	$271
Average number of table games	313	413	353	414
Average number of slot machines	1,205	1,109	1,152	1,133

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$19,480	$13,964	$22,989	$13,980
Slot machine win per unit per day (4)	$545	$766	$642	$696
Average number of table games	149	127	157	121
Average number of slot machines	188	182	183	189

Sands Cotai Central:
Table games win per unit per day (3)	$9,728	N/A	$9,909	N/A
Slot machine win per unit per day (4)	$316	N/A	$349	N/A
Average number of table games	356	N/A	359	N/A
Average number of slot machines	1,086	N/A	961	N/A

Marina Bay Sands:
Table games win per unit per day (3)	$8,480	$13,205	$10,406	$11,017
Slot machine win per unit per day (4)	$603	$662	$632	$601
Average number of table games	619	593	612	605
Average number of slot machines	2,441	2,416	2,468	2,334

Las Vegas Operating Properties:
Table games win per unit per day (3)	$7,648	$5,267	$6,047	$4,149
Slot machine win per unit per day (4)	$238	$175	$207	$156
Average number of table games	232	226	230	227
Average number of slot machines	1,975	2,663	2,186	2,665

Sands Bethlehem:
Table games win per unit per day (3)	$3,341	$2,763	$2,983	$2,723
Slot machine win per unit per day (4)	$262	$253	$268	$247
Average number of table games	122	106	121	92
Average number of slot machines	3,024	3,023	3,014	3,021

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.
(2)	RevPAR is calculated by dividing total room revenue by total rooms available.
(3)	Table games win per unit per day is shown before discounts and commissions.
(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6